Exhibit 99.1

KIDPIK Reports First Quarter 2024 Financial Results

NEW YORK - May 14, 2024—Kidpik Corp. (“KIDPIK” or the “Company”), an online clothing subscription-based e-commerce company, today reported its financial results for the first quarter 2024 ended March 30, 2024.

First Quarter 2024 Highlights:

●	Revenue, net: was $2.2 million, a year over year decrease of 44.4%.
●	Gross margin: was 69.9%, compared to 59.8% in the first quarter of 2023.
●	Shipped items: were 195,000 items, compared to 340,000 shipped items in the first quarter of 2023.
●	Average shipment keep rate: increased to 78.2%, compared to 68.1% in the first quarter of 2023.
●	Net Loss: was $1.8 million or $0.94 per share.
●	Adjusted EBITDA: was a loss of $1.4 million (see “Non-GAAP Financial Measures”, below).

“As previously disclosed, on March 29, 2024, we entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Nina Footwear Corp., a Delaware corporation (“Nina Footwear”), and Kidpik Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Kidpik (“Merger Sub”), whereby Nina Footwear will merge with and into Merger Sub, with Nina Footwear continuing as the surviving entity (the “Merger”). While we work towards closing the Merger, we have ceased the purchase of new inventory and are working to clear current inventory in anticipation of the combination with Nina Footwear,” stated Mr. Ezra Dabah, the Company’s Chief Executive Officer.

“We and Nina Footwear remain committed to closing the Merger, a transaction which we believe will increase Kidpik’s revenue, cashflow and prospects, while also strengthening Kidpik’s balance sheet and significantly increasing stockholder value, said Mr. Dabah.”

The closing of the Merger is subject to customary closing conditions, including the preparation and mailing of a proxy statement by Kidpik, and the receipt of required stockholder approvals from Kidpik and Nina Footwear stockholders, and is expected to close in the third quarter of 2024.

Kidpik will not be holding an earnings call to discuss first quarter 2024, as the Company continues to move forward with the Merger.

About Kidpik Corp.

Founded in 2016, KIDPIK (Nasdaq:PIK) is an online clothing subscription box for kids, offering mix & match, expertly styled outfits that are curated based on each member’s style preferences. KIDPIK delivers a surprise box monthly or seasonally, providing an effortless shopping experience for parents and a fun discovery for kids. Each seasonal collection is designed in-house by a team with decades of experience designing childrenswear. KIDPIK combines the expertise of fashion stylists with proprietary data and technology to translate kids’ unique style preferences into surprise boxes of curated outfits. We also sell our branded clothing and footwear through our e-commerce website, shop.kidpik.com. For more information, visit www.kidpik.com.

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users of our financial information with additional useful information in evaluating our performance. We believe that adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, and that this supplemental measure facilitates comparisons between companies. This non-GAAP financial measure may be different than similarly titled measures used by other companies. We calculate Adjusted EBITDA as net loss before other expense, net, interest, taxes, depreciation and amortization, adjusted to exclude the effects of equity-based compensation expense, and certain non-routine items. We have provided below a reconciliation of Adjusted EBITDA to net loss, the most directly comparable U.S. GAAP financial measure.

Our non-GAAP financial measure should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
●	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
●	Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
●	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
●	Adjusted EBITDA does not reflect certain non-routine items that may represent a reduction in cash available to us; and
●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

We compensate for these limitations by providing a reconciliation of this non-GAAP measure to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view this non-GAAP measure in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures, please see the section titled “Unaudited Reconciliation of Net Loss to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)”, included at the end of this release.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this press release regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). These include, but are not limited to, statements regarding the anticipated completion and effects of the proposed Merger, projections and estimates of Kidpik’s corporate strategies, future operations and plans, including the costs thereof; and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Kidpik and Nina Footwear undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, the outcome of any legal proceedings that may be instituted against Nina Footwear or Kidpik following the announcement of the Merger; the inability to complete the Merger, including due to the failure to obtain approval of the stockholders of Kidpik or Nina Footwear; delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regular reviews required to complete the Merger, if any; the inability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition, the ability of the combined company to grow and successfully execute on its business plan; costs related to the Merger; changes in the applicable laws or regulations; the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; the combined company’s ability to manage future growth; the combined company’s ability to raise funding; the complexity of numerous regulatory and legal requirements that the combined company needs to comply with to operate its business; the reliance on the combined company’s management; the prior experience and successes of the combined company’s management team are not indicative of any future success; Kidpik’s and the combined company’s ability to meet Nasdaq’s continued listing requirements; Kidpik and the combined company’s ability to maintain the listing of their common stock on Nasdaq; the ability to obtain additional funding, the terms of such funding and potential dilution caused thereby; the continuing effect of rising interest rates and inflation on Kidpik’s and the combined company’s operations, sales, and market for their products; deterioration of the global economic environment; rising interest rates and inflation and Kidpik’s and the combined company’s ability to control costs, including employee wages and benefits and other operating expenses; Kidpik’s decision to cease purchasing new products; Kidpik’s history of losses; Kidpik’s and the combined company’s ability to maintain current members and customers and grow members and customers; risks associated with the effect of global pandemics, and governmental responses thereto on Kidpik’s and the combined company’s operations, those of Kidpik’s and the combined company’s vendors, Kidpik’s and the combined company’s customers and members and the economy in general; risks associated with Kidpik’s and the combined company’s supply chain and third-party service providers, interruptions in the supply of raw materials and merchandise; increased costs of raw materials, products and shipping costs due to inflation; disruptions at Kidpik’s and the combined company’s warehouse facility and/or of their data or information services, Kidpik’s and the combined company’s ability to locate warehouse and distribution facilities and the lease terms of any such facilities; issues affecting our shipping providers; disruptions to the internet; risks that effect our ability to successfully market Kidpik’s and the combined company’s products to key demographics; the effect of data security breaches, malicious code and/or hackers; increased competition and our ability to maintain and strengthen Kidpik’s and the combined company’s brand name; changes in consumer tastes and preferences and changing fashion trends; material changes and/or terminations of Kidpik’s and the combined company’s relationships with key vendors; significant product returns from customers, excess inventory and Kidpik’s and the combined company’s ability to manage our inventory; the effect of trade restrictions and tariffs, increased costs associated therewith and/or decreased availability of products; Kidpik’s and the combined company’s ability to innovate, expand their offerings and compete against competitors which may have greater resources; the fact that Kidpik’s Chief Executive Officer has majority voting control over Kidpik and will have majority control over the combined company; if the use of “cookie” tracking technologies is further restricted, regulated, or blocked, or if changes in technology cause cookies to become less reliable or acceptable as a means of tracking consumer behavior; Kidpik’s and the combined company’s ability to comply with the covenants of future loan and lending agreements and covenants; Kidpik’s and the combined company’s ability to prevent credit card and payment fraud; the risk of unauthorized access to confidential information; Kidpik’s and the combined company’s ability to protect intellectual property and trade secrets, claims from third-parties that Kidpik and/or the combined company have violated their intellectual property or trade secrets and potential lawsuits in connection therewith; Kidpik’s and the combined company’s ability to comply with changing regulations and laws, penalties associated with any non-compliance (inadvertent or otherwise), the effect of new laws or regulations, and Kidpik’s and the combined company’s ability to comply with such new laws or regulations; changes in tax rates; Kidpik’s and the combined company’s reliance and retention of management; the outcome of future lawsuits, litigation, regulatory matters or claims; the fact that Kidpik and the combined company have a limited operating history; the effect of future acquisitions on Kidpik’s and the combined company’s operations and expenses; and others that are included from time to time in filings made by Kidpik with the Securities and Exchange Commission, many of which are beyond the control of Kidpik and the combined company, including, but not limited to, in the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections in Kidpik’s Form 10-Ks and Form 10-Qs and in its Form 8-Ks, which it has filed, and files from time to time, with the Securities and Exchange Commission, including, but not limited to its Annual Report on Form 10-K for the year ended December 30, 2023 and its Quarterly Report on Form 10-Q for the quarter ended March 30, 2024. These reports are available at www.sec.gov and on Kidpik’s website at https://investor.kidpik.com/sec-filings. Kidpik cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to Kidpik or any person acting on behalf of Kidpik are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on Kidpik’s and the combined company’s future results and/or could cause their actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Kidpik cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Except as required by law, neither Nina Footwear nor Kidpik undertakes any obligation to update publicly any forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in their expectations. If they update one or more forward-looking statements, no inference should be drawn that they will make additional updates with respect to those or other forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed Merger, Kidpik intends to file a proxy statement with the Securities and Exchange Commission (the “Proxy Statement”), that will be distributed to holders of Kidpik’s common stock in connection with its solicitation of proxies for the vote by Kidpik’s stockholders with respect to the proposed Merger and other matters as may be described in the Proxy Statement. The Proxy Statement, when it is filed and mailed to stockholders, will contain important information about the proposed Merger and the other matters to be voted upon at a meeting of Kidpik’s stockholders to be held to approve the proposed Merger and other matters (the “Merger Meeting”). Kidpik may also file other documents with the SEC regarding the proposed Merger. Kidpik stockholders and other interested persons are advised to read, when available, the Proxy Statement, as well as any amendments or supplements thereto, because they will contain important information about the proposed Merger. When available, the definitive Proxy Statement will be mailed to Kidpik stockholders as of a record date to be established for voting on the proposed Merger and the other matters to be voted upon at the Merger Meeting.

Kidpik’s stockholders may obtain copies of the aforementioned documents and other documents filed by Kidpik with the SEC, without charge, once available, at the SEC’s web site at www.sec.gov, on Kidpik’s website at https://investor.kidpik.com/sec-filings or, alternatively, by directing a request by mail, email or telephone to Kidpik at 200 Park Avenue South, 3rd Floor, New York, New York 10003; ir@kidpik.com; or (212) 399-2323, respectively.

Participants in the Solicitation

Kidpik, Nina Footwear, and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Kidpik’s stockholders with respect to the proposed Merger. Information regarding the persons who may be deemed participants in the solicitation of proxies from Kidpik’s stockholders in connection with the proposed Merger will be contained in the Proxy Statement relating to the proposed Merger, when available, which will be filed with the SEC. Additionally, information about Kidpik’s directors and executive officers and their ownership of Kidpik is available in Kidpik’s Annual Report on Form 10-K/A (Amendment No. 1), as filed with the Securities and Exchange Commission on April 29, 2024 (the “Amended Form 10-K”). To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information contained in the Amended Form 10-K, such information has been or will be reflected on Kidpik’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC regarding the Merger Agreement when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Kidpik using the sources indicated above.

Non-Solicitation

This communication is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Merger Agreement and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Kidpik Corp.

Condensed Interim Statements of Operations

(Unaudited)

	13 Weeks Ended
	March 30, 2024	April 1, 2023
Revenue, net	$2,239,305	$4,029,478

Cost of goods sold	673,541	1,619,226

Gross profit	1,565,764	2,410,252

Operating expenses
Shipping and handling	781,025	1,189,222
Payroll, related costs and non-cash stock-based compensation	898,559	1,111,101
General and administrative	1,611,816	2,024,562
Depreciation and amortization	12,575	10,689

Total operating expenses	3,303,975	4,335,574

Operating loss	(1,738,211)	(1,925,322)

Other expenses
Interest expense	31,200	25,190

Total other expenses	31,200	25,190

Net loss	$(1,769,411)	$(1,950,512)

Net loss per share attributable to common stockholders:
Basic	$(0.94)	$(1.27)
Diluted	$(0.94)	$(1.27)
Weighted average common shares outstanding
Basic	1,890,794	1,537,639
Diluted	1,890,794	1,537,639

Kidpik Corp.

Condensed Interim Balance Sheets

	March 30, 2024	December 30, 2023
	(Unaudited)	(Audited)
Assets
Current assets
Cash	$10,354	$194,515
Restricted cash	4,618	4,618
Accounts receivable	103,820	211,739
Inventory	4,181,100	4,854,641
Prepaid expenses and other current assets	688,890	761,969
Total current assets	4,988,782	6,027,482

Leasehold improvements and equipment, net	84,561	97,136
Operating lease right-of-use assets	1,686,722	992,396
Total assets	$6,760,065	$7,117,014

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities
Accounts payable	$1,819,337	$1,862,266
Accounts payable, related party	1,954,699	1,868,411
Accrued expenses and other current liabilities	472,116	438,034
Operating lease liabilities, current	394,521	281,225
Short-term debt and related party loans	1,149,197	850,000
Total current liabilities	5,789,870	5,299,936

Operating lease liabilities, net of current portion	1,368,918	780,244

Total liabilities	7,158,788	6,080,180

Commitments and contingencies

Stockholders’ equity
Preferred stock, par value $0.001, 25,000,000 shares authorized, of which no shares are issued and outstanding as of March 30, 2024 and December 30, 2023, respectively	-	-
Common stock, par value $0.001, 75,000,000 shares authorized, of which 1,951,638 shares are issued and outstanding as of March 30, 2024, and 1,872,433 shares issued and outstanding on December 30, 2023	1,952	1,872
Additional paid-in capital	52,808,963	52,475,189
Accumulated deficit	(53,209,638)	(51,440,227)
Total stockholders’ (deficit) equity	(398,723)	1,036,834
Total liabilities and stockholders’ (deficit) equity	$6,760,065	$7,117,014

Kidpik Corp.

Condensed Interim Statements of Cash Flows

	13 Weeks Ended
	March 30, 2024	April 1, 2023
Cash flows from operating activities

Net loss	$(1,769,411)	$(1,950,512)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	12,575	10,689
Equity-based compensation	333,854	267,476
Bad debt expense	19,684	80,153
Changes in operating assets and liabilities:
Accounts receivable	88,235	63,597
Inventory	673,541	1,515,014
Prepaid expenses and other current assets	73,079	137,521
Operating lease right-of-use assets and liabilities	7,644	13,217
Accounts payable	(42,929)	(436,759)
Accounts payable, related parties	86,288	230,382
Accrued expenses and other current liabilities	34,082	(191,466)
Net cash used in operating activities	(483,358)	(260,688)

Cash flows from investing activities
Purchases of leasehold improvements and equipment	-	(75,238)
Net cash used in investing activities	-	(75,238)

Cash flows from financing activities
Net proceeds from advance payable	214,197
Net proceeds from related party loan	85,000	-
Net cash provided by financing activities	299,197	-
Net decrease in cash and restricted cash	(184,161)	(335,926)

Cash and restricted cash, beginning of period	199,133	605,213
Cash and restricted cash, end of period	$14,972	$269,287

Reconciliation of cash and restricted cash:
Cash	$10,354	$264,669
Restricted cash	4,618	4,618
	$14,972	$269,287
Supplemental disclosure of cash flow data:
Interest paid	$3,760	$-
Supplemental disclosure of non-cash investing and financing activities:
Record right-of-use asset and operating lease liabilities	$768,756	$-

RESULTS OF OPERATIONS

The Company’s revenue, net is disaggregated based on the following categories:

	13 weeks ended March 30, 2024	13 weeks ended April 1, 2023	Change ($)	Change (%)
Revenue by channel
Subscription boxes	$1,516,665	$2,971,567	$(1,454,902)	(49.0)%
Third-party websites	258,900	436,298	(177,398)	(40.7)%
Online website sales	463,740	621,613	(157,873)	(25.4)%
Total revenue	$2,239,305	$4,029,478	$(1,790,173)	(44.4)%

Gross Margin

	For the 13 weeks ended
	March 30, 2024	April 1, 2023

Gross margin	69.9%	59.8%

Gross profit is equal to our net sales less cost of goods sold. Gross profit as a percentage of our net sales is referred to as gross margin. Cost of sales consists of the purchase price of merchandise sold to customers and includes import duties and other taxes, freight in, returns from customers, inventory write-offs, and other miscellaneous shrinkage. The improvement in the gross margin was the result of an inventory write-down in the fourth quarter of 2023. Without the reduction of the cost basis due to the write-down, gross margin would be 53.5% for the 13 weeks ended March 30, 2024.

Shipped Items

We define shipped items as the total number of items shipped in a given period to our customers through our active subscription, Amazon and online website sales.

	For the 13 weeks ended
	(In thousands)
	March 30, 2024	April 1, 2023

Shipped Items	195	340

Average Shipment Keep Rate

Average shipment keep rate is calculated as the total number of items kept by our customers divided by total number of shipped items in a given period.

	For the 13 weeks ended
	March 30, 2024	April 1, 2023

Average Shipment Keep Rate	78.2%	68.1%

Revenue by Channel

	13 weeks ended March 30, 2024	13 weeks ended April 1, 2023	Change ($)	Change (%)
Revenue by channel
Subscription boxes	$1,516,665	$2,971,567	$(1,454,902)	(49.0)%
Third-party websites	258,900	436,298	(177,398)	(40.7)%
Online website sales	463,740	621,613	(157,873)	(25.4)%
Total revenue	$2,239,305	$4,029,478	$(1,790,173)	(44.4)%

Subscription Boxes Revenue

	13 weeks ended March 30, 2024	13 weeks ended April 1, 2023	Change ($)	Change (%)
Subscription boxes revenue from
Active subscriptions – recurring boxes	$1,451,448	$2,401,026	$(949,578)	(39.5)%
New subscriptions – first box	65,217	570,541	(505,324)	(88.6)%
Total subscription boxes revenue	$1,516,665	$2,971,567	$(1,454,902)	(49.0)%

Revenue by Product Line

	13 weeks ended March 30, 2024	13 weeks ended April 1, 2023	Change ($)	Change (%)
Revenue by product line
Girls’ apparel	$1,675,217	$3,047,756	$(1,372,539)	(45.0)%
Boys’ apparel	486,995	787,159	(300,164)	(38.1)%
Toddlers’ apparel	77,093	194,563	(117,470)	(60.4)%
Total revenue	$2,239,305	$4,029,478	$(1,790,173)	(44.4)%

Unaudited Reconciliation of Net Loss to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)

We define adjusted EBITDA as net loss excluding interest income/expense, other (income) expense, net, provision for income taxes, depreciation and amortization, and equity-based compensation expense, and certain non-routine items. The following table presents a reconciliation of net loss, the most comparable GAAP financial measure, to adjusted EBITDA for each of the periods presented:

	For the 13 weeks Ended
	March 30, 2024	April 1, 2023
Net loss	$(1,769,411)	$(1,950,512)
Add:
Interest expense	31,200	25,190
Other income, net	-	-
Depreciation and amortization	12,575	10,689
Equity-based compensation	333,854	267,476

Adjusted EBITDA	$(1,391,782)	$(1,647,157)

See also “Non-GAAP Financial Measures”, above.

Contacts

Investor Relations Contact:

ir@kidpik.com

Media:

press@kidpik.com